UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005 (March 21, 2005)

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Thomas R. Jenkins

On March 21, 2005, the Company and Thomas R. Jenkins, the Company’s former President and Chief Operating Officer, entered into a Release of Claims, Covenant not to Sue, and Older Workers Act Waiver.  Pursuant to this agreement, a copy of which is attached hereto as Exhibit 10.1, Mr. Jenkins’ employment with the Company will terminate effective April 1, 2005.  Mr. Jenkins will receive a one-time payment of $25,000 to defray his costs of relocation and outplacement services and the following severance amounts:  (1) a one-time payment of $315,000; (2) a one-time bonus of $10,300; and (3) monthly payments of $24,770.83 per month for a period of twenty-four months.  Pursuant to the agreement, Mr. Jenkins has agreed to release the Company from all claims.

Paul B. Doucette

On March 23, 2005, the Company and  Mr. Doucette, the Company’s former Vice President, Business Development and Public Affairs, entered into a Release of Claims, Covenant not to Sue, and Older Workers Act Waiver.  Pursuant to this agreement, a copy of which is attached hereto as Exhibit 10.2, Mr. Doucette’s employment with the Company will terminate effective April 1, 2005.  Mr. Doucette will receive the following severance amounts:  (1) a one-time payment of $70,600; (2) a one-time payment of $3,900 to cover outplacement costs; and (3) monthly payments of $12,258.11 per month for a period of twelve months.  Pursuant to the agreement, Mr. Doucette has agreed to release the Company from all claims.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

10.1	Release of Claims, Covenant not to Sue, and Older Workers Act Waiver, dated as of March 21, 2005, between Cornell Companies, Inc. and Thomas R. Jenkins

10.2	Release of Claims, Covenant not to Sue, and Older Workers Act Waiver, dated as of March 23, 2005, between Cornell Companies, Inc. and Paul B. Doucette

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: March 24, 2005

	By:	/s/ John R. Nieser

John R. Nieser

Chief Financial Officer